UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 5, 2004

INSMED INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Virginia

(State or Other Jurisdiction of Incorporation)

0-30739	54-1972729
(Commission File Number)	(IRS Employer Identification No.)

4851 Lake Brook Drive, Glen Allen, Virginia	23060
(Address of Principal Executive Offices)	(Zip Code)

(804) 565-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

On November 8, 2004, Insmed Incorporated (the “Company” or “Insmed”) raised approximately $8.7 million in gross proceeds from a private offering of its shares of Common Stock, $0.01 par value (the “Common Stock”) and warrants to purchase Common Stock (the “Warrants”) (the “Private Offering”). Wells Fargo Securities, LLC acted as the placement agent for the Company. The Company will pay Wells Fargo Securities, LLC $572,720 in fees and expenses. This Private Offering is described in more detail under Item 3.02 of this Current Report on Form 8-K. In connection with the Private Offering, the Company entered into the following agreements:

•	Stock and Warrant Purchase Agreements, dated as of November 5, 2004, between the Company and each of the 14 institutional and accredited investors purchasing Common Stock and Warrants (the “Purchase Agreements”). Pursuant to the Purchase Agreements, the Company has agreed to file a registration statement on Form S-3 (or another appropriate form) with the Securities and Exchange Commission within 10 days after the first business day following the closing of the Private Offering, registering the Common Stock purchased and issued in connection with the Private Offering and the Common Stock issuable upon the exercise of the Warrants purchased and issued in connection with the Private Offering. Insmed has also agreed to use its best efforts to have the registration statement declared effective within 60 days from the filing of the registration statement.

•	Warrants, dated as of November 5, 2004, to purchase up to 3,227,775 shares of Common Stock from the Company. These Warrants are exercisable on or after May 5, 2005, have an exercise price of $2.00 per share and will expire if not exercised on or prior to November 5, 2009.

The foregoing is a summary of the terms of the Stock and Warrant Purchase Agreement and the Warrants and does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Stock and Warrant Purchase Agreement, including the form of Warrant, which is attached hereto as Exhibit 10.1.

Item 3.02.	Unregistered Sale of Equity Securities.

On November 8, 2004, Insmed raised approximately $8.7 million in gross proceeds from a private offering to 14 institutional and accredited investors. The Company sold 6,455,551 shares of Common Stock and Warrants to purchase up to an additional 3,227,775 shares of Common Stock. The Warrants are exercisable on or after May 5, 2005, have an exercise price of $2.00 per share and if not previously exercised, the Warrants will expire on November 5, 2009. The form of Stock and Warrant Purchase Agreement, including the form of Warrant, is attached hereto as Exhibit 10.1. A copy of the press release issued by the Company on November 8, 2004 announcing the Private Offering is attached hereto as Exhibit 99.1. Each of the foregoing exhibits is incorporated by reference and the description of the each of the foregoing documents contained in the Current Report on Form 8-K is qualified in its entirety by reference to such documents.

Wells Fargo Securities, LLC acted as the placement agent for the Company. The Company will pay Wells Fargo Securities, LLC $572,720 in fees and expenses.

The Common Stock and the Warrants were offered and sold in the Private Offering in the United States to 14 accredited investors without registration under the Securities and Exchange Act of 1933, as amended (the “Act”), or the securities laws of certain states, in reliance on the exemption provided by Section 4(2) of the Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state securities laws and the National Securities Market Improvement Act of 1996. The Company has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of Common Stock issued in the Private Offering and the shares of Common Stock issuable upon the exercise of the Warrants.

Item 8.01.	Other Events.

The press release dated November 8, 2004 announcing the private placement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

10.1	Form of Stock and Warrant Purchase Agreement

99.1	Press Release issued by Insmed Incorporated on November 8, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insmed Incorporated

Date November 10, 2004

	By:	/s/ Kevin P. Tully
	Name:	Kevin P. Tully
	Title:	Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Stock and Warrant Purchase Agreement

99.1	Press Release issued by Insmed Incorporated on November 8, 2004.